Exhibit 10.K

MENTOR GRAPHICS CORPORATION

RETENTION BONUS PLAN

1. Establishment and Purpose. The Plan is hereby established effective as of September 1, 2008 (the “Effective Date”). The purpose of the Plan is to reinforce and encourage the continued attention and dedication of certain key employees by providing the opportunity for such employees to receive retention bonus payments under the circumstances set forth herein and to provide an incentive for such individuals to remain in the employ of the Company (and its Subsidiaries) or its successor in order to provide transition assistance for a period of time in the event of an acquisition of the Company.

2. Definitions. The following terms as used herein shall have the meanings set forth in this Section 2.

2.1 “Administrator” shall mean (a) the Board or such committee thereof as shall be designated by the Board to administer the Plan, or (b) the Independent Committee (as defined in Section 3.1), to the extent provided in Section 3.1.

2.2 “Base Salary” shall mean (a) for Participants in the sales organization of the Company or a Subsidiary with pay based on product sales, the total targeted compensation payable to such a Participant by the Company or such Subsidiary assuming full quota attainment, before deductions or voluntary deferrals authorized by the Participant or required by law to be withheld from such compensation, and (b) for all other Participants, the annual base rate of compensation payable to a Participant by the Company or a Subsidiary, before deductions or voluntary deferrals authorized by the Participant or required by law to be withheld from such compensation. For purposes of determining the amount of a Participant’s Retention Bonus, Base Salary shall mean the higher of Participant’s Base Salary immediately prior to the date of payment of such Retention Bonus, or Participant’s Base Salary in effect at any time after the Effective Date.

2.3 “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act.

2.4 “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

2.5 “Cause” shall mean, the occurrence by a Participant of any one or more of the following events:

(a) the conviction of, or entry of a plea of “guilty” or “no contest” to, a felony or a crime involving moral turpitude or;

(b) an unauthorized use or disclosure of confidential information or trade secrets of the Company (or a Subsidiary) or any successor or parent or subsidiary thereof;

(c) other intentional misconduct, fraud, embezzlement or act of dishonesty that has a material adverse impact on the Company (and its Affiliates) or any successor or parent or subsidiary thereof; or

(d) an intentional and continued refusal or failure to act in accordance with any lawful and proper direction or order of the Board or the appropriate individual to whom Participant reports.

2.6 “Change in Control” shall mean the first to occur of any of the following:

(a) The acquisition by any Person of Beneficial Ownership of 40% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that, for purposes of this Section 2.6, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries;

(b) Individuals who, as of the Effective Date, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two thirds of the directors then still in office who were directors on the Effective Date or whose election or nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;

(c) The effective date of a reorganization, merger or consolidation of the Company (a “Business Combination”), in each case, unless immediately following such Business Combination: (a) all or substantially all of the Persons who were Beneficial Owners of Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction either owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Voting Securities; (b) no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of 40% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of such corporation except to the extent that such ownership existed prior to such Business Combination; and (c) at least a majority of the board of directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

(d) The approval by the shareholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale or disposition in one transaction or a series of related transactions); or

(e) There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar or successor item on any similar or successor schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

2.7 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.8 “Company” shall mean Mentor Graphics Corporation, an Oregon corporation.

2.9 “Covered Termination” shall mean (a) a termination of Participant’s employment due to Participant’s death or Disability, or (b) following a Change in Control, either a termination of Participant’s employment by the Company (or any Subsidiary) for any reason other than Cause or the termination of Participant’s employment by Participant for Good Reason (which must occur within 180 days following the existence of the condition giving rise to Good Reason). Notwithstanding anything herein to the contrary, to the extent that the benefits provided hereunder constitute a deferral of compensation which is subject to Section 409A of the Code, the termination of Participant’s employment shall not constitute a Covered Termination unless such termination constitutes a Separation from Service.

2.10 “Disability” shall mean a Participant’s absence from full-time performance of Participant’s duties with the Company or a Subsidiary for six (6) consecutive months as a result of the incapacity of Participant due to physical or mental illness.

2.11 “Employee” shall mean an individual who is an employee of the Company (or any Subsidiary) within the meaning of Section 3401(c) of the Code.

2.12 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.13 “Executive” shall mean a Participant who is (a) an officer of the Company for purposes of Section 16 of the Exchange Act, or (b) a division officer or general manager.

2.14 “Good Reason” shall mean the occurrence of any one or more of the following events without a Participant’s written consent, unless the Company (or Subsidiary) fully corrects the circumstances constituting Good Reason within thirty (30) days after its receipt of a written notice from Participant specifying the event giving rise to Good Reason, such written notice to be received within ninety (90) days of the first occurrence of such event:

(a) a diminution in the nature or status of Participant’s position, authority, title, duties or responsibilities;

(b) with respect to a Participant who is in the sales organization of the Company or a Subsidiary and whose pay is directly determined in part by bookings and shipment of product or services, a material increase in Participant’s sales quota or material changes in Participant’s account responsibilities or sales territory;

(c) a reduction in Participant’s Base Salary;

(d) a reduction in Participant’s target bonus;

(e) a relocation of Participant’s place of employment by more than twenty-five (25) miles from Participant’s place of employment immediately prior to such relocation;

(f) a failure of the Company to expressly require, in writing, any successor to the Company to assume the Plan; or

(g) a material breach by the Company (or a Subsidiary) or its successor, of any material obligation owed to Participant under the Plan or any other written compensation agreement with Participant.

2.15 “Participant” shall mean an Employee who has been selected by the Administrator to receive a Retention Bonus pursuant to the Plan.

2.16 “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (a) the Company, (b) any Subsidiary of the Company, (c) any employment benefit plan of the Company or Subsidiary of the Company or of any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, and (d) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or Subsidiary of the Company or of a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

2.17 “Plan” shall mean this Mentor Graphics Corporation Retention Bonus Plan.

2.18 “Retention Bonus” shall mean a retention bonus payable to a Participant pursuant to the terms of this Plan.

2.19 “Separation from Service” shall mean a “separation from service” within the meaning of Section 409A of the Code and the Department of Treasury regulations and other guidance promulgated thereunder, including Treasury Regulation Section 1.409A-1(h).

2.20 “Subsidiary” shall mean, with respect to any Person, any business organization or legal entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

3. Administration.

3.1 General. The Plan shall be administered by the Board, or a committee thereof as designated by the Board. However, in the event of an impending Change in Control, the Administrator may (a) appoint a person (or persons) independent of the third party effectuating the Change in Control to be the Administrator effective upon the occurrence of such Change in Control (the “Independent Committee”) and (b) provide that each member of such Independent Committee shall be entitled to reasonable compensation for his or her service on the Independent Committee;

such Independent Committee shall not be involuntarily removed following such Change in Control and any rate of reasonable compensation established prior to the Change in Control shall not be involuntarily reduced by the Company following such Change in Control.

3.2 Authority of the Administrator. Subject to the provisions of the Plan, the Administrator shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Subject to the provisions of the Plan, the Administrator has authority to determine, in its sole discretion, to whom, and the time at which, Retention Bonuses may be paid as well as the determination of the Retention Bonus amounts. Subject to the provisions of the Plan, the Administrator has authority to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for Plan administration. All decisions, interpretations and other actions of the Administrator shall be final, conclusive and binding on all parties who have an interest in the Plan, provided that in the event of a dispute between a Participant and the Company involving any determination by the Administrator following a Change in Control of whether “Cause”, “Disability” or “Good Reason” exists, such determination shall be conclusive only if an Independent Committee was appointed and acting as the Administrator when such determination was made.

3.3 Administrator Liability. All expenses and liabilities which members of the Administrator incur in connection with the administration of this Plan shall be borne by the Company or its successor. No members of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any Retention Bonus paid hereunder, and all members of the Administrator shall be fully indemnified and held harmless by the Company or its successor in respect of any such action, determination or interpretation.

4. Eligibility. Only Employees shall be eligible to participate in the Plan. Subject to the provisions of this Plan, the Administrator shall select the Participants in its sole discretion.

5. Terms and Conditions of the Retention Bonuses.

5.1 Retention Bonus Amounts. The amount of each Retention Bonus for a Participant who is an Executive shall be equal to such Participant’s Base Salary. The amount of the Retention Bonus for other Participants shall be determined by the Administrator, in its sole discretion. Unless otherwise determined by the Administrator, the amount of each Participant’s Retention Bonus shall be expressed as a percentage of Participant’s Base Salary. The Administrator shall notify each Participant of the amount of his or her Retention Bonus at any time after determining such Retention Bonus amount, and such amount may not subsequently be reduced without Participant’s written consent. Such notice shall be in a form specified by the Administrator and may contain such provisions as the Administrator deems appropriate (the “Retention Bonus Agreement”); the Administrator may, in its discretion, require a Participant to acknowledge the terms of such notice in order to be eligible to receive a Retention Bonus pursuant to the Plan.

5.2 Vesting. A Participant shall become vested in his or her Retention Bonus if (a) Participant remains an Employee from the Effective Date through February 14, 2010, or (b) Participant’s employment is terminated prior to February 14, 2010 as a result of a Covered Termination, provided that in either case, Participant has complied with the terms and conditions set forth in his or her Retention Bonus Agreement. In no event shall a Participant be entitled to receive a Retention Bonus payment that does not become vested in accordance with this Section 5.2.

5.3 Form of Payment; Timing. A Participant’s vested Retention Bonus shall be paid in a cash lump sum on the next regularly scheduled payroll day after the date on which the Retention Bonus becomes vested (but in no event later than 30 days after the date on which such Retention Bonus becomes vested).

6. Effect on Other Arrangements. A Participant’s rights hereunder shall be in addition to any rights Participant may otherwise have under all benefit plans or agreements of the Company or its Subsidiaries to which Participant is a party or in which Participant is a participant, including, but not limited to, any employee benefit plans, bonus plans and equity incentive plans. The provisions of the Plan shall not in any way abrogate the Participant’s rights under such other plans and agreements. Notwithstanding the foregoing, with respect to a Participant who (a) is not an Executive, (b) receives payment of a Retention Bonus pursuant to the Plan, and (c) terminates employment within six (6) months following a Change in Control, such Participant shall not be entitled to receive any other severance payment pursuant to another plan, guideline, practice or agreement with the Company or a Subsidiary (except as required under applicable law or such Participant’s written employment agreement).

7. Withholding Taxes. All amounts payable hereunder shall be subject to withholding of any applicable federal, state, local, and foreign income, employment and excise taxes as are required to be withheld pursuant to any applicable law or regulation.

8. Assignment or Transfer of Rights and Obligations. The Company shall require any corporation, entity, individual or other person who is the successor (whether direct or indirect by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all the business and/or assets of the Company to expressly assume and agree to perform, by a written agreement in form and in substance satisfactory to the Company, all of the obligations of the Company under this Plan. As used in this Plan, the term “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Plan by operation of law, written agreement or otherwise. No Participant’s rights hereunder shall be assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law, except as approved by the Administrator.

9. No Employment Rights. No provision of the Plan shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any Participant’s employment at any time and for any reason or for no reason, with or without cause and with or without advance notice.

10. No Equity Interest. Neither the Plan nor any Retention Bonus payable hereunder creates or conveys any equity or ownership interest in the Company nor any rights commonly associated with such interests, including, without limitation, the right to vote on any matters put before the shareholders of the Company.

11. Duration and Amendments.

11.1 Term of the Plan. This Plan shall be effective as of the Effective Date, and shall terminate upon the payment of all Retention Bonuses benefits payable hereunder.

11.2 Right to Amend or Terminate the Plan. Except as otherwise provided herein, the Plan may be amended or terminated at any time or from time to time by the Board; provided, however, that no such amendment or termination shall impair the then-existing rights of a Participant with regard to the Plan without such Participant’s written consent.

12. Choice of Law. All questions concerning the construction, validation and interpretation of the Plan will be governed by the law of the State of Oregon without regard to its conflict of laws provision.

13. Funding. No provision of the Plan shall require the Company, for purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or its successor.

14. Code Section 409A. Notwithstanding anything herein to the contrary, if a Participant is deemed by the Company at the time of his or her Separation from Service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the benefits to which Participant is entitled hereunder is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of Participant’s benefits shall not be provided to Participant prior to the earlier of (a) the expiration of the six-month period measured from the date of the Participant’s Separation from Service with the Company or a Subsidiary or (b) the date of Participant’s death. Upon the first business day following the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 14 shall be paid in a lump sum to Participant (or Participant’s estate or beneficiaries), and any remaining payments due under the Agreement shall be paid as otherwise provided herein. In addition, notwithstanding anything herein to the contrary, within the time period permitted by the applicable Treasury Regulations or other Internal Revenue Service or Treasury Department authority, if any compensation or benefits provided by this Plan may result in accelerated taxation or tax penalties under Section 409A of the Code, the Company shall modify the Plan in the least restrictive manner necessary in order to exclude such compensation from the definition of “deferred compensation” within the meaning of Section 409A of the Code or in order to comply with the provisions of Section 409A of the Code, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and without any diminution in the value of the payments to any Participant.

15. Attorney Fees. The Company agrees to reimburse each Participant, to the full extent permitted by law, for all legal fees and expenses that the Participant may reasonably incur as a result of any contest by the Company, the Participant or others of the validity or enforceability of, or liability under, any provision of this Plan or any guarantee of performance thereof (including as a result of any contest by the Participant about the amount of any payment pursuant to this Plan) (each, a “Contest”); provided, that the Company shall not be obligated to reimburse a Participant for such legal fees and expenses unless the Participant prevails on at least one material claim (regardless of by whom brought) and that the Participant shall have submitted an invoice for such fees and expenses not later than 30 days after the final resolution of such Contest, and the Company shall make such payment within 30 days after the date on which the invoice is so submitted. To the extent necessary to comply with Section 409A of the Code, (a) in no event shall the payments by the Company under this Section 15 be made later than the end of the calendar year next following the calendar year in which such fees and expenses were incurred, (b) the amount of such legal fees and expenses that the Company is obligated to pay in any given calendar year shall not affect the legal fees and expenses that the Company is obligated to pay in any other calendar year and (c) the Participant’s right to have the Company pay such legal fees and expenses may not be liquidated or exchanged for any other benefit.

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I hereby certify that the foregoing Plan was duly adopted by the Board on the Effective Date set forth above.

MENTOR GRAPHICS CORPORATION

By:	/s/ Dean M. Freed

Title:	Vice President, Legal Counsel